Exhibit 16.1

Seale & Beers, CPAs

SB ------------------------------------

Certified Public Accountants

PCAOB Registered Auditors – www.sealebeers.com

September 20, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated September 16, 2016 of JA Energy (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada